SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2013

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Section 8   Other Events

Item 8.01  Other Events

Royale Energy has received the first payment of approximately $1.6 million, due from Rampart Energy Limited under the Participation Agreement between Royale Energy and Rampart Energy for the development of a portion of Royale's Alaska North Slope property.  Under the terms of the agreement Rampart may earn up to 75% Working Interest in Royale's Western and Central acreage position, upon completion of a work program that includes seismic and drilling commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: June 7, 2013	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer